Exhibit 4.5

Number of Shares of Common Stock:___	Option #____

OPTION

t o P u r c h a s e
Common Stock, $.01 Par Value

of

Western Goldfields, Inc.
an Idaho corporation

THIS IS TO CERTIFY THAT for value received, _________________, hereinafter "Holder", is entitled to purchase from Western Goldfields, Inc., an Idaho corporation (hereinbelow called the "Issuer" or the "Company"), on or after April 15, 20__, but not later than 5:00 p.m. eastern standard time on April 15, 20__ (the "Expiration Date"), the above number of shares of the Company's Common Stock, in whole or in part, at a purchase price of $.40 per share of Common Stock, all on the terms and conditions herein below provided.

Section 1. Certain Definitions. As used in this Option, unless the context otherwise requires:

"Common Stock" shall mean the Issuer's authorized Common Stock, with $0.01 par

"Common Stock Option" or "Option" shall mean this Option for the purchase of up to the number of shares specified above, in the aggregate, of Common Stock, and all additional or new Options issued upon division or combination of, or in substitution for, this Option. All such additional or new Options shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

"Exercise Price" shall mean the purchase price of $.40 per share of Common Stock unless otherwise inapplicable by other terms of this Option.

"Marketable Securities" shall mean securities registered under the Securities Act of 1933 (the "Securities Act") and, if such securities are held by an affiliate of the Issuer, which are permitted to be sold under Rule 144 in a single ninety-day period.

"Option Stock" shall mean the shares of Common Stock purchasable by the holder of a Option upon the exercise of such Option.

Section 2. Exercise of Option. This Option may be exercised in whole or in part on or after April 15, 2006 and thereafter through the Expiration Date.

The holder of this Option may exercise this Option, in whole or in part by delivering to the Issuer at its office maintained for such purpose pursuant to Section 12, (i) a written notice of such holder's election to exercise this Option, which notice shall specify the number of shares of Common Stock to be purchased, (ii) this Option and (iii) a sum equal to the aggregate of the Exercise Price for such shares of Common Stock, by check or other transfer in immediately available funds. Such notice shall be in the form of the Subscription Form set out at the end of this Option.

Additionally, if and when the closing common share price of the Company exceeds $2.00, this Option may also be exercised in whole or in part by means of a "cashless exercise" by tendering this Option to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon such exercise of this Option and the total cash exercise price of that part of the Option being exercised. "Market Value" for this purpose shall be the closing price of the Common Stock as reported by Bloomberg L.P. on the date of such cashless exercise. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within ten (10) Trading Days after the date on which this Option shall have been exercised as aforesaid. This Option shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a the Holder of record of such shares for all purposes, as of the date the Option has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid. If this Option shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Option Shares, deliver to the Holder a new Option evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Option, which new Option shall in all other respects be identical with this Option.

Subject to the restriction in Section 9, the stock certificate or certificates for Option Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a shareholder, as of the time said notice is delivered to the Issuer as aforesaid. If this Option shall have been exercised only in part, the Issuer shall, at the time of delivery of such certificate or certificates, deliver to such holder a new Option dated the date it is issued, evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Option, which new Option shall in all other respects be identical with this Option, or, at the request of such holder, appropriate notation may be made on this Option and the Option shall be returned to such holder.

The Issuer shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

All shares of Common Stock issuable upon the exercise of this Option in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder hereof, and shall be delivered within ten business days of their exercise. Such shares issued shall bear a restrictive legend as follows:

"The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Acts."

Section 3. Adjustment of Exercise Price and Option Stock. If the Issuer shall at any time prior to the Expiration Date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its Common Stock in payment of a stock dividend, or undertake a reverse or forward split of the issued and outstanding shares of the Company, in respect cif its Common Stock, the number of shares of Option Stock then issuable on the exercise of the unexercised portion of this Option shall forthwith be proportionately adjusted for stock splits as necessary, or increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Option shall forthwith be proportionately adjusted for stock splits as necessary, decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. Whenever the Exercise Price is adjusted as herein provided, the Issuer shall promptly deliver to the registered holder of this Option a certificate of its principal financial officer setting forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment.

Section 4. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Issuer (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Issuer with, or merger of the Issuer into, another corporation or other business organization (other than a consolidation or merger in which the Issuer is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Issuer), at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Issuer or its successor shall be delivered to the registered holder of this Option, so that the registered holder of this Option shall have the right prior to the expiration of this Option to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Option, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Issuer which might have been purchased by the registered holder of this Option immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the registered holder of this Option to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Option) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof. Notwithstanding the foregoing, if pursuant to the terms of such consolidation or merger, the consideration to be received by the holders of Common Stock of the Issuer is cash and/or Marketable Securities, this Option shall expire to the extent unexercised on the closing of such merger or consolidation.

Section 5. Certain Notices. If at any time prior to the expiration or exercise of this Option, the Issuer shall pay any dividend or make any distribution upon its Common Stock or shall make any subdivision or combination of or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the registered holder of this Option at least twenty days prior to the date as of which holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change are to be determined. Such notice shall also specify the time as of which holders of Common Stock who shall participate in such event are to be determined. The Company shall also provide to the registered holder of this Option at least twenty days prior written notice of the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of any such event.

Section 6. Reservation and Authorization of Common Stock. The Issuer shall at all times reserve and keep available for issuance upon the exercise of Option such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

Section 7. Stock and Option Books. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Option books so as to result in preventing or delaying the exercise of the Option.

Section 8. No Voting Rights. This Option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Issuer.

Section 9. Investment Representations; Restrictions on Transfer of Option and Option Stock. The holder represents and agrees that: (i) upon exercise of the Option, holder will acquire the Option Stock for its own account for investment and not with any intent or view to any distribution, resale or other disposition of the Option Stock; (ii) it will not sell or transfer the Option or the Option Stock, unless such are registered under the Securities Act of 1933 (the "Act"), except in a transaction that is exempt from registration under the Act; and (iii) each certificate issued to represent any of the Option Stock shall bear a legend calling attention to the foregoing restrictions and agreements unless such shares have been previously registered. The Company may require, as a condition of the exercise of the Option, that the holder hereof sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

Section 10. Loss, Destruction of Option Certificates. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of the Option and, in the case ofany such loss, theft or destruction, upon receipt of indemnity satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of the Option, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Option, a new Option of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 11. Amendments. The terms of this Option may be amended, and the observance of any term herein may be waived, but only with the written consent of the Issuer as authorized by its Board of Directors and the holder of this Option.

Section 12. Office of the Issuer. So long as this Option remains outstanding, the Option may be presented for exercise, division or combination as in this Option provided, to the Issuer at its office at 961 Matley Lane, Suite 120, Reno, Nevada 89502 unless and until the Issuer shall designate and maintain some other office for such purposes and deliver written notice thereof to the holder of the Option.

Section 13. Notices Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to Holder at his last known address appearing on the books of the Issuer, or to the Issuer at its principal executive office at the address set forth in Section 12, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 14. Successors and Assigns. This Option shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 15. Governing Law. This Option shall be governed by and construed in accordance with the Laws of the State of Idaho, without regard to its rules as to conflicts of law.

IN WITNESS WHEREOF, the Issuer has caused this Option to be signed in its name by its Secretary.

Dated: ____________

WESTERN GOLDFIELDS, INC., an Idaho corporation By: _____________________ WESTERN GOLDFIELDS, INC., an Idaho corporation By _____________________

SUBSCRIPTION FORM

(to be executed only upon exercise of Option)

The undersigned registered owner of this Option irrevocably exercises this Option for and purchases ___________shares of the Common Stock of Western Goldfields, Inc., an Idaho corporation, and herewith makes payment therefore (by check or other transfer in accordance with instructions provided by Western Goldfields, Inc. in the amount of $___________), all at the price and on the terms and conditions specified in this Option, and requests that a certificate or certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to Holder, whose address is __________________________and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Option, that a new Option of like tenor and date for the balance of the Common Stock issuable hereunder be delivered to the undersigned.

Dated:

By:______________________________ SIGNED _______________________________ PRINT HOLDER NAME